                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule
                 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                   HYPERFEED TECHNOLOGIES, INC.
      ----------------------------------------------------------------------------------
                       (Name of Registrant as Specified In Its Charter)

      ----------------------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

[LOGO]

HYPERFEED TECHNOLOGIES, INC.
300 SOUTH WACKER DRIVE, SUITE 300
CHICAGO, ILLINOIS 60606

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON
MAY 17, 2000

---------------------

TO THE STOCKHOLDERS OF
HYPERFEED TECHNOLOGIES,INC.

Our annual meeting of stockholders will be held at 3:00 p.m. on Wednesday
May 17, 2000, at 225 West Wacker Drive, 30th Floor, Chicago, Illinois, for the following purposes:

1. To elect seven members to our Board of Directors.

2. To approve an amendment to the 1999 Combined Incentive and Non-Statutory Stock Option Plan to increase the number of shares under the plan from 4,000,000 shares to 5,000,000 shares.

3. To approve and ratify the appointment of KPMG LLP as our independent auditors for 2000.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement.

Only holders of record of our common stock and our Series A and Series B preferred stock at the close of business on March 29, 2000, will be entitled to notice of, and to vote at, our annual meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote will be kept at HyperFeed Technologies at 300 South Wacker Drive, Chicago, Illinois 60606, for ten days before the meeting.

                                          By order of the Board of Directors
                                          JOHN E. JUSKA

                                          [SIGNATURE]
                                          CHIEF FINANCIAL OFFICER AND
                                          CORPORATE SECRETARY
Chicago, Illinois
April 17, 2000

[LOGO]

HYPERFEED TECHNOLOGIES, INC.
300 SOUTH WACKER DRIVE, SUITE 300
CHICAGO, ILLINOIS 60606

------------------------------------------------------

PROXY STATEMENT

The enclosed proxy is solicited on behalf of our Board of Directors (the "Board") for use at the annual meeting of our stockholders, to be held at 3:00 p.m. on Wednesday, May 17, 2000, at 225 West Wacker Drive, 30th Floor, Chicago, Illinois. In addition to solicitation of proxies by mail, proxies may be solicited by our directors, officers and regular employees by personal interview, telephone or telegram, and we will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by them. We will pay the expense of all such solicitation, including printing and mailing. We have employed the services of Regan & Associates to assist in the solicitation of proxies from our stockholders for a fee of $8,000.00, plus reasonable out-of-pocket expenses. Any proxy may be revoked at any time before its exercise, by written notice to our Secretary or by attending the meeting and electing to vote in person. This Proxy Statement and the accompanying proxy were initially mailed to stockholders on or about April 17, 2000.

Only holders of record of our common stock, our Series A preferred stock or our Series B preferred stock at the close of business on March 29, 2000, will be entitled to vote at the meeting or any adjournment or postponement thereof. As of March 29, 2000, 15,621,618 shares of our common stock, 19,075 shares of our Series A preferred stock and 28,791 shares of our Series B preferred stock were outstanding. All of our Series A preferred stock is held of record by Physicians Insurance Company of Ohio, and all of our Series B preferred stock is held of record by PICO Holdings, Inc.

Each share of our common stock that you own entitles you to one vote. Each share of our Series A and our Series B preferred stock is entitled to the number of votes equal to the number of shares of our common stock into which the shares of Series A and Series B preferred stock could be converted on the record date. Each share of our Series A and Series B preferred stock has one hundred votes as of the record date. Holders of shares of our voting stock are not entitled to cumulate their votes in the election of directors. A majority of the outstanding shares of our voting stock, represented in person or by proxy, shall constitute a quorum at the meeting.

The directors nominated shall be elected by a plurality of the votes represented by the shares of our common stock and our Series A and Series B preferred stock present at the meeting in person or by proxy, voting as a single class. This means that the director nominees with the most affirmative votes are elected to fill the available seats. Only the number of votes "FOR" affect the outcome. Withheld votes and abstentions have no effect on the outcome. Approval of proposals 2 and 3 described on the proxy requires the affirmative vote of a majority of our outstanding common stock and our outstanding Series A and Series B preferred stock, voting as a single class.

In determining whether a quorum exists at the meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions (including votes to withhold authority to vote in certain cases), with respect to the proposal receiving the most such votes, will be counted. Abstentions with respect to a particular proposal will be counted as part of the base number of votes to be used in determining if that particular proposal has received the requisite percentage of base votes for approval, while broker non-votes will not be counted in such base for such proposal. Thus, an abstention will have the same effect as a vote "against" such proposal while a broker non-vote will have no effect.

ELECTION OF DIRECTORS

On February 10, 2000, the Board elected John L. Borling as a director. On July 17, 1997, the Board voted to expand the Board to a range of between two (2) and seven (7) members.

A board of seven (7) directors will be elected to serve until the next annual meeting, or until their successors are elected and shall have qualified. All of such directors shall be elected by the holders of shares of our common stock and holders of our Series A and Series B preferred stock. The proxies returned pursuant to this solicitation will be voted by the persons named therein for the election as directors of the persons named below, which persons constitute the Board's nominees for election of directors. If any nominee is unable to accept the office of director (which is not presently anticipated), the persons named in the proxies will vote for the election of such other persons as they shall determine.

                                                              Director
Name, Age, and Principal Occupation                            Since
-----------------------------------                           --------

Jim R. Porter, 59 ..........................................   1997
  Chairman of the Board of HyperFeed Technologies since
  October 1997 and Chief Executive Officer since July 1997.
  President and Chief Executive Officer of New Century
  Investment Research & Management, Inc. since 1993.
  Associate of Chicago Research & Trading, Inc., a commodity trading firm, from 1990 to 1993. From 1979 to May 1990, a
  Principal and Chief Executive Officer of First Options of
  Chicago, Inc., a securities, futures and options clearing
  firm, and a Partner of Spear Leeds & Kellogg, a specialist firm on the New York Stock Exchange. Mr. Porter has been
  in the securities and futures business since 1969 and has
  been a member of principal exchanges such as the Chicago
  Board of Trade, the Chicago Mercantile Exchange and the
  Chicago Board Options Exchange.

Louis J. Morgan, 63 ........................................   1980
  Chairman of the Board of HyperFeed Technologies from May
  1984 until October 1997. Mr. Morgan served as President of
  HyperFeed Technologies from August 1980 to May 1984 and
  served as Treasurer from August 1980 to December 1997.
  From 1962-1972, Mr. Morgan was employed as a securities
  broker and sales manager of a regional New York Stock
  Exchange member brokerage firm. He was a member of the
  Chicago Board Options Exchange, Inc. from 1973 to 1986 and served on the Systems Committee of the Chicago Board of
  Options Exchange, Inc. from 1980 through 1983.

                                                              Director
Name, Age, and Principal Occupation                            Since
-----------------------------------                           --------
Ronald Langley, 55 .........................................   1995
  Director of Physicians Insurance Company of Ohio since
  1993; Chairman of Physicians Insurance Company since 1995;
  Chairman and Director of Global Equity Corporation since
  1995; Chairman and Director of PICO Holdings, Inc. since
  1996; Director of M C Shipping, Inc. since 1997.

John R. Hart, 40 ...........................................   1997
  Director of Physicians Insurance Company of Ohio since
  1993; President and CEO of Physicians Insurance Company of
  Ohio since 1995; President and CEO and Director of Global
  Equity Corporation since 1995; President and CEO and
  Director of PICO Holdings, Inc. since 1996; Director and
  Chairman of Conex Continental, Inc. since August, 1997;
  Director of SISCOM, Inc. since November, 1996.

Timothy K. Krauskopf, 36 ...................................   1997
  CEO-Business to Business Internet Investments, divine
  interVentures, Chicago, IL since December,
  1999--Mr. Krauskopf served as President and COO of
  PCQuote.com, Inc. from April, 1999 to December, 1999 and
  the head of Information Systems at the Field Museum in
  Chicago from 1997 to 1999. He was the Co-founder, Chief
  Technical Officer and Vice President of Research and
  Development for Spyglass, Inc, a software firm, from 1990
  to 1997. Mr. Krauskopf is a fellow in the Henry Crown
  Fellowship program at the Aspen Institute, and serves on
  many of its boards, including the Board of the Illinois
  Coalition. Mr. Krauskopf has also served as a trustee for
  Northwestern University. Mr. Krauskopf holds a BA degree
  in Integrated Science from Northwestern University, an MS
  degree in Computer Science from the University of Illinois and an MBA (MM) from Northwestern's Kellogg Graduate
  School of Management. Mr. Krauskopf has over ten years of
  technology planning and management experience.

Kenneth J. Slepicka, 44 ....................................   1998
  Vice President Financial Services, Paragon Solutions,
  Inc., Chicago, IL. President and Treasurer, SBC Warburg
  Futures Inc. from 1994 to 1998 and Executive Director
  Fixed Income Trading for O'Connor & Associates from 1985
  to 1994. Mr. Slepicka is a former principal officer and
  member of the Chicago Board of Trade, Chicago Mercantile
  Exchange, Chicago Board of Options Exchange, and Pacific
  Options Exchange. Mr. Slepicka has held numerous committee memberships at the each of the exchanges and has served as a Governor of the Chicago Board of Trade Clearing
  Corporation, member of the FIA Steering Committee and the
  Federal Reserve FCM Working Group. Mr. Slepicka has been
  involved in the securities and futures business since
  1979.

John L. Borling, 60 ........................................   2000
  Director and Executive Vice President of BVM
  Communications, a new media industry and technology
  company which promotes community information systems and
  cause-related marketing. Additionally, Mr. Borling serves
  as Vice Chairman of ShureBerger, Inc. and SBI LLC, a full
  service marketing, public relations and promotional
  products firms. Mr. Borling served in the United States
  Air Force from 1963 through 1996, attaining the rank of
  Major General. His experience and commands include:
  Director of Operations for Strategic Air Command, Director
  of US Air Force Operational Requirements at the Pentagon,
  as well as commanding the largest American military and
  fighter base outside of the United States. Mr. Borling has more than 20 years of high-level management and consulting experience.

The principal occupation of each of the above nominees for the past five years has been set forth in the above table.

The Board has established an Audit Committee and a Compensation Committee. The Audit Committee is comprised of Messrs. Krauskopf, Langley and Slepicka. The Compensation Committee is comprised of Messrs. Krauskopf, Langley, Slepicka and Porter.

During the year ended December 31, 1999, the Board held 16 meetings. Except for Louis J. Morgan, each of the directors attended, in person or by telephone, at least 75% of the total number of meetings of the Board and committees thereof held during the period for which each individual was a director.

COMPENSATION OF DIRECTORS

On May 13, 1994, we adopted a policy of paying our non-employee directors $4,000 per year and, in addition, $750 per meeting. Although non-employee directors were entitled to compensation during 1999, no such compensation was paid.

On March 24, 1999, we adopted a policy of granting options to non-employee directors.

On September 17, 1999 we granted 5,000 fully-vested options, expiring on September 17, 2004, to Mr. Kenneth J. Slepicka at an exercise price of $8.875, the closing market price on the date of the grant. No other non-employee directors received an option grant in 1999.

APPROVAL OF AMENDMENT TO THE 1999 COMBINED INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN

The HyperFeed Technologies, Inc. 1999 Combined Incentive and Non-Statutory Stock Option Plan (the "1999 Plan") was adopted by our Board on March 24, 1999 and by our shareholders on June 16, 1999. The purposes of the 1999 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants and to promote the success of our business. Under the 1999 plan, an aggregate of 4,000,000 shares of common stock have been reserved for issuance. We are presently seeking to increase the aggregate number of shares available for grants of options under the 1999 plan from 4,000,000 to 5,000,000.

Management believes that additional shares of common stock are needed for issuance under the 1999 Plan so that sufficient awards can continue to be made to attract and retain personnel and to realize the other purposes of the 1999 Plan. As of March 29, 2000, not taking into account this proposal to increase the number of shares available for grants, there were 34,226 remaining shares available for future option grants under the 1999 plan.

ADMINISTRATION

The 1999 Plan is administered by our Incentive Stock Committee. Subject to the express terms of the 1999 Plan, the administrator has full and final authority, in its discretion, to:

      -determine the value of our common stock;

      -select the employees, directors or consultants to whom options and stock purchase rights may from time to time be granted;

      -determine the number of shares of our common stock to be covered by each award granted under the 1999 Plan;

      -approve forms of agreement for use under the 1999 Plan;

      -determine the terms and conditions of any options or stock purchase rights granted under the 1999 Plan;

      -determine whether and under what circumstances an option may be settled in cash instead of in our shares of common stock,

      -reduce the exercise price of any option to the then current fair market value of our common stock, if such fair market value has declined since the date the option was granted;

      -initiate a program whereby outstanding options are exchanged for options with a lower exercise price;

      -prescribe, amend and rescind rules and regulations relating to the 1999 Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

      -allow option holders to satisfy withholding tax obligations by electing to have HyperFeed withhold from the shares to be issued upon exercise of an option or stock purchase right that number of shares having a fair market value equal to the amount required to be withheld; and

      -construe and interpret the terms of the 1999 Plan and awards granted pursuant to the 1999 Plan.

The administrator can modify the 1999 Plan as it deems advisable, without approval of our stockholders, except as such stockholder approval may be required under Rule 16b-3 under the Securities Exchange Act of 1934 or under the listing requirements of any stock exchange on which are listed any of our equity securities.

ELIGIBILITY AND PARTICIPATION

Options may be granted under the 1999 Plan to our officers, employees, directors and consultants at the discretion of the administrator. In selecting as well as in determining the number of shares subject to each option, the administrator shall take into consideration such factors as it deems relevant to accomplish the purpose of the 1999 Plan. All of our officers, employees, directors and consultants are eligible to receive options.

TERM

The 1999 Plan shall continue in effect for a term of ten years, unless sooner terminated by our Board. Any termination of the 1999 Plan generally may not affect or change options previously granted under the 1999 Plan.

OPTION EXERCISE PRICE

The per share exercise price for the shares of common stock to be issued under the 1999 Plan shall, subject to certain restrictions, be the price as is determined by the administrator. In no event shall the per share exercise price be less than 85% of the fair market value of the shares of our common stock on the date of grant.

NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS

The options and stock purchase rights to be issued under the 1999 Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the holder of the option or stock purchase right, only by such holder.

TRANSFERABILITY OF SHARES

Resale of shares acquired under the 1999 Plan by persons who are not "affiliates" of HyperFeed, as that term is defined in Rule 405 under the Securities Act, will not be restricted by requirements of the Securities Act. Persons who may be deemed to be affiliates of HyperFeed may resell shares acquired under the 1999 Plan pursuant to the provisions of Rule 144 promulgated under the Securities Act.

Affiliates may also resell shares acquired under the 1999 Plan pursuant to any other applicable exemption from registration under the Securities Act or pursuant to a separate prospectus prepared in accordance with the requirements of the applicable form under the Securities Act.

FEDERAL TAX CONSEQUENCES

Options granted under the 1999 Plan can be designated as "non-qualified stock options" or "incentive stock options" for federal income tax purposes. Generally, an employee receiving an incentive stock option does not realize any taxable income for federal income tax purposes either at the time of grant or upon the exercise of an incentive stock option. Upon the sale of the shares obtained in the exercise of an incentive stock option, the excess of the fair market value on the date of the sale over the exercise price of the option will be taxable as a capital gain. The holding period for purposes of determining whether the capital gain (or loss) is a long- or short-term gain (or loss) will commence on the date the option is exercised.

WHERE YOU CAN GET COPIES OF THE PLAN

A copy of the 1999 Plan is available without charge to stockholders upon written request to our Secretary at our principal executive office

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT TO INCREASE THE NUMBER OF SHARES UNDER THE PLAN. THE PERSONS NAMED ON THE ENCLOSED PROXY CARD INTEND TO VOTE THE PROXIES SOLICITED HEREBY FOR THE AMENDMENT UNLESS SPECIFICALLY DIRECTED OTHERWISE ON SUCH PROXY CARD.

APPROVAL AND RATIFICATION OF INDEPENDENT AUDITORS FOR 2000

In August 1997, our Board appointed KPMG LLP, a certified public accounting firm, as our independent auditors for the year ending December 31, 1997. The appointment of KPMG LLP as independent auditors for the year ending
December 31, 1997 was ratified by our stockholders at our annual meeting held on October 16, 1997.

KPMG LLP was appointed by our Board as our independent auditors for the year ending December 31, 1998 on April 20, 1998 and ratified by our stockholders at our annual meeting on June 22, 1998.

KPMG LLP was appointed by our Board as our independent auditors for the year ending December 31, 1999 on March 24, 1999 and ratified by our stockholders at our annual meeting on June 16, 1999.

On March 29, 2000, our Board appointed KPMG LLP as our independent auditors for the year ending December 31, 2000. A representative of KPMG LLP is expected to be present at the annual meeting and will have an opportunity to make an independent statement if he or she desires to do so. The representative is expected to be available to respond to appropriate questions.

If the stockholders do not ratify KPMG LLP as our independent auditors, the Board will reconsider, but is not obligated to change its decision appointing that firm as our independent auditors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL AND RATIFICATION OF KPMG LLP AS OUR INDEPENDENT AUDITORS FOR 2000. THE PERSONS NAMED ON THE ENCLOSED PROXY CARD INTEND TO VOTE THE PROXIES SOLICITED HEREBY FOR THE APPROVAL AND RATIFICATION OF KPMG LLP UNLESS SPECIFICALLY DIRECTED OTHERWISE ON SUCH PROXY CARD.

EXECUTIVE OFFICERS

Name                                                   Position                                   Age
----                                                   --------                                 --------
Jim R. Porter...................  Chairman and Chief Executive Officer                             59
John E. Juska (1)...............  Chief Financial Officer and Secretary                            44
Kurt K. Klein (2)...............  Senior Vice President and Chief Operating Officer                47
Michael J. Kreutzjans (3).......  Senior Vice President and Chief Technology Officer               46

---------

(1) Chief Financial Officer of HyperFeed Technologies since July 1997,
    Mr. Juska served as Vice President and Chief Financial Officer for the Chicago Mercantile Exchange from 1994 to July 1997. Between 1986 and 1994, Mr. Juska served in various other positions for the Chicago Mercantile Exchange, including Controller and Vice President of Finance. Mr. Juska also previously served as Treasurer of CME Depository Trust Company and GFX Corporation, both wholly-owned subsidiaries of the Chicago Mercantile Exchange, and as a trustee of the CME Pension Trust.

(2) Mr. Klein joined HyperFeed Technologies in November 1996 as the Vice President of Client Services and in December of 1998 was named Senior Vice President and Chief Operating Officer. Mr. Klein began his career in the financial market data industry in 1986 as MIS Manager for FutureSource in Chicago, IL and went on to serve FutureSource in numerous capacities as Customer Service Manager, Director of Operations, Vice President Sales & Marketing and in 1995 Mr. Klein accepted the position of Vice President Product Management & Business Development.

(3) Senior Vice President and Chief Technology Officer, HyperFeed Technologies, Inc. since 1998, Mr. Kreutzjans was one of the original employees of HyperFeed Technologies and has over

    19 years experience in the financial industry. Mr. Kreutzjans began his career in 1980 as a programmer for On-Line Response, Inc., a predecessor to HyperFeed Technologies, Inc., and in 1982 was promoted to Senior Analyst. In 1984, Mr. Kreutzjans was asked to join HyperFeed Technologies as the firm's Vice President Development & Operations and as the lead developer. In 1989, Mr. Kreutzjans was named Vice President Systems Development. In 1994 he assumed responsibility for overseeing and guiding all development functions and managed the firm's separate development center as Senior Vice President Development. Mr. Kreutzjans has a B.S. in Computer Science from Indiana University.

EXECUTIVE COMPENSATION

The following table summarizes the compensation for our Chairman and Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Chief Technology Officer for the term of the positions held.

                           SUMMARY COMPENSATION TABLE

                                                            Annual Compensation       Awards
                                                           ----------------------   ----------
                                                                                      Shares
                                                                                    Underlying
Name and Principal Position                       Year      Salary        Bonus      Options
---------------------------                     --------   --------      --------   ----------
Jim Porter....................................    1999     $180,000            --   300,683
  Chairman of the Board and Chief Executive       1998     $148,000            --   676,200
  Officer                                         1997           (1)           --   299,603
John Juska....................................    1999     $151,250      $180,000   311,411
  Senior Vice President and Chief Financial       1998     $175,000      $ 25,000   175,000
    Officer
                                                  1997     $ 38,820(2)         --    10,000
Kurt Klein....................................    1999     $151,041      $ 25,000   102,748
  Senior Vice President and Chief Operating       1998     $137,113      $ 15,000   100,000
    Officer
Michael Kreutzjans............................    1999     $198,000            --    92,748
  Senior Vice President and Chief Operating       1998     $175,258            --    50,000
    Officer

---------

(1) Payment of Mr. Porter's minimum annual salary of $98,000 was deferred into 1999 pursuant to a deferred compensation agreement.

(2) We employed Mr. Juska in July of 1997. Represents amounts paid to Mr. Juska from July 1997 through December 1997.

The following table shows the total number of Options granted to each of the named persons during 1999 (both as the number of shares of common stock subject to such Options and as a percentage of all Options granted to employees during
1999) and, for each of these grants, the exercise price per share of common stock and option expiration date. No SARs were granted in 1999.

                     OPTION/SAR GRANTS IN 1999 FISCAL YEAR

                                                   % of Total                                    Potential Realizable Value
                                                    Options                                        at Assumed Annual Rates
                           Number of Securities    Granted to                                     of Price Appreciation for
                                Underlying        Employees in   Exercise or Base   Expiration             Options
 Name                          Options (#)        Fiscal Year      Price ($/Sh)        Date         5%(1)         10%(1)
 ----                      --------------------   ------------   ----------------   ----------   -----------   -------------
 Jim Porter..............        300,683               23.5%          $5.9375        03/17/04     $493,240      $1,089,946
 John Juska..............        311,411               24.4%          $5.9375        03/17/04     $510,839      $1,128,834
 Kurt Klein..............        102,748                8.0%          $5.9375        03/17/04     $168,548      $  372,451
 Michael Kreutzjans......         92,748                7.3%          $5.9375        03/17/04     $152,144      $  336,202

---------

(1) The dollar amounts under these columns are the result of calculations at the 5% appreciation and 10% appreciation rates for the full term of the options as required by the SEC. The dollar amounts presented are not intended to forecast possible future appreciation, if any, of the price of our common stock.

The following table sets forth, for each of the named persons, the number of shares they acquired on exercise of Options in 1999, the aggregate dollar value realized upon exercise, the total number of shares of common stock underlying unexercised Options and the aggregate dollar value of unexercised, in-the-money Options, separately identifying the exercisable and unexercisable Options. No SARs were outstanding in 1999.

                    AGGREGATED OPTION/SAR EXERCISES IN 1999
                    FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                       Number of Shares      Value of
                                                          Underlying        Unexercised
                                                         Unexercised       In-the-Money
                                                       Options/SARs at    Options/SARs at
                                                          FY-End (#)       FY-End ($)(1)
                                Shares       Value
                              Acquired on   Realized     Exercisable/      Exercisable/
Name                          Exercise(#)     ($)       Unexercisable      Unexercisable
----                          -----------   --------   ----------------   ---------------
John Juska..................    10,000       32,500    175,000/311,411          557,812/0
Mike Kreutzjans.............    20,000       73,750     49,999/142,749    166,663/170,837

---------

(1) These values represent the excess, if any, of the fair market value of the shares of common stock subject to Options on December 31, 1999 over the respective option prices.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS.

In June 1997, HyperFeed Technologies and Mr. Porter entered into an Employment Agreement (the "Porter Agreement") which provided for (i) the employment of Mr. Porter as the Chief Executive Officer of HyperFeed Technologies, (ii) an annual base salary for Mr. Porter of $98,000, subject to semi-annual review and adjustment by the Board, and (iii) the granting to Mr. Porter of an option to purchase shares of our common stock up to a maximum amount of 5% of the outstanding shares of our common stock (the "Maximum Amount"). Pursuant to the Porter Agreement, the Maximum Amount was to increase to 6.88% of our outstanding shares upon the occurrence of certain events. Vesting of the shares up to the Maximum Amount was to occur according to certain quarterly installments scheduled in the Porter Agreement. The exercise price for the shares underlying the option granted was to be equal to the market price of our common stock as of June 14, 1997 or, in certain circumstances, be $2.00 per share. The Porter Agreement also provided for accelerated vesting upon a change in control of HyperFeed Technologies.

In July 1997, HyperFeed Technologies and Mr. Juska entered into an Employment Agreement (the "Juska Agreement") which provided for (i) the employment of Mr. Juska as the Chief Financial Officer of HyperFeed Technologies, (ii) a minimum annual base salary for Mr. Juska of $80,000, and (iii) the granting to Mr. Juska of an option to purchase up to an aggregate of 10,000 shares of common stock at an exercise price of $1.50 per share.

STOCK PLANS

EMPLOYEE STOCK PURCHASE PLAN.

As of April 19, 1999, our Board had approved and we had reserved an aggregate of 1,000,000 shares of common stock for issuance under our 1995 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986 and permits our eligible employees to purchase common stock through payroll deductions of up to 10% of their annual salary in any calendar year to a maximum of $5,000 per offering. The Purchase Plan has four three-month offering periods beginning on the first day of each quarter. No employee may purchase more than 5% of our outstanding voting capital stock or an amount more than $20,000 worth of stock in any calendar year. The purchase price of common stock purchased under the Purchase Plan equals 85% of the market value of the common stock, as calculated in the Purchase Plan, on the first or last day of an offering period, whichever is lower. During 1999, 79,874 shares were sold to employees in accordance with the Plan.

INCENTIVE STOCK PLAN.

We have reserved an aggregate of 4,000,000 shares of common stock for issuance under our 1999 Combined Incentive and Non-Statutory Stock Option Plan, which may be granted to our employees, officers, directors and consultants. The 1999 Plan is administered by our Incentive Stock Committee. Generally, Options may be granted to our employees, officers, directors and consultants at a purchase price equal to the fair market value (as defined in the Plan) of our common stock at the date of grant, vest ratably over a three year period, and are exercisable for a period of up to five years from the date of grant. During the past fiscal year, options for 1,277,340 shares were granted under the 1999 Plan.

401(K) PLAN.

We maintain a 401(k) retirement savings plan for employees meeting certain eligibility requirements. Under the 401(k) Plan in 1999, we matched contributions made by employees to the 401(k) Plan up to 25% of the first 5% contributed by an employee. During the last fiscal year, we made matching contributions of approximately $58,356 under the 401(k) Plan. Beginning
January 1, 2000, we match 100% of the first 3% contributed by an employee to the 401(k) Plan.

STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth information as of March 29, 2000 regarding the beneficial ownership of shares of our common stock by each director and by all current directors and executive officers as a group.

                                                            Beneficial Ownership
                                                                of Shares of       Percent
Name                                                            Common Stock       of Class
----                                                        --------------------   --------
Jim R. Porter (1).........................................        1,346,331          8.1%
Louis J. Morgan (2).......................................           52,000          *
Timothy K. Krauskopf (3)..................................          105,000          *
Ronald Langley (4)........................................       11,211,795         45.8%
John Hart (4).............................................       11,211,795         45.8%
Kenneth J. Slepicka (5)...................................           13,000          *
John L. Borling (6).......................................            5,000          *
John E. Juska (7).........................................          335,419          2.1%
Kurt Klein (8)............................................          118,027          *
Mike Kreutzjans (9).......................................          109,090          *
All Directors and Officers as a Group
 (10 persons) (10)........................................       13,295,662         51.0%

---------

*   Represents holdings of less than 1%.

(1) Includes 1,076,031 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days.

(2) Includes 35,000 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days.

(3) Includes 5,000 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days.

(4) Mr. Langley, a Director of HyperFeed Technologies since 1995, is a Director of PICO Holdings, Inc. ("Holdings"). Mr. Hart, a Director of HyperFeed Technologies since July 1997, is President and Chief Executive Officer of Holdings. As such, Mr. Langley and Mr. Hart each may be deemed to beneficially own the 11,211,795 shares of our common stock beneficially owned by Holdings. This number of shares deemed beneficially owned includes
    i) 1,907,500 shares of common stock which are issuable to Physicians Insurance Company of Ohio, a wholly-owned subsidiary of Holdings, upon conversion of its 19,075 shares of Series A Convertible Preferred Stock,
    ii) 2,879,100 shares of common stock which are issuable to Holdings upon conversion of its 28,791 shares of Series B Preferred Stock, and
    iii) 4,055,195 shares of common stock upon exercise of common stock Purchase Warrants issued to Holdings in connection with various HyperFeed Technologies financings. Such shares are deemed outstanding for computing the percentage beneficially owned by Holdings, but are not deemed outstanding for computing the percentage beneficially owned by any other person. See "Principal Stockholders." Mr. Langley and Mr. Hart each disclaim beneficial ownership of these shares within the meaning of 13d-3 of the Securities and Exchange Act of 1934.

(5) Includes 10,000 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days.

(6) Includes 5,000 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days.

(7) Includes 278,804 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days.

(8) Includes 107,582 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days.

(9) Includes 80,915 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days.

(10) Includes 1,598,332 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as of March 1999, regarding each person other than our directors who were known by us to own beneficially more than 5% of the outstanding shares of common stock. Each person named has sole voting and investment power with respect to the shares beneficially owned by such person.

                                                         Number of Shares
                                                           Beneficially         Percent of
                                                           Owned as of          Outstanding
Name and Address of Beneficial Owner                      March 29, 2000         Shares(1)
------------------------------------                     ----------------       -----------
PICO Holdings, Inc.....................................     11,211,795(2)(3)        45.8%
875 Prospect Street, Suite 301
La Jolla, California 92037

Physicians Insurance Company of Ohio...................      3,957,500(3)           20.2%
875 Prospect Street, Suite 301
La Jolla, California 92037

---------

(1) The percent of the outstanding shares is based upon the number of common shares outstanding as of March 29, 2000 (15,621,618); plus the number of common shares that the selling security holder may acquire upon exercise of warrants; plus the minimum number of common shares that the selling security holder may acquire upon conversion of outstanding Series A preferred stock or Series B preferred stock.

(2) Includes 2,050,000 common shares beneficially owned directly by Physicians Insurance Company of Ohio, which is a direct subsidiary of PICO Holdings, Inc. As a result of the status of PICO Holdings, Inc. as the parent of Physicians Insurance Company of Ohio, Physicians Insurance Company of Ohio and PICO Holdings, Inc. may be deemed to share voting and investment power with respect to these common shares. Also includes 4,055,195 common shares which may be acquired upon exercise of common stock purchase warrants. Also includes 2,879,100 common shares which may be acquired upon conversion of the Series B preferred stock previously issued to PICO Holdings, Inc.

(3) Includes 1,907,500 common shares which may be acquired upon conversion of the Series A preferred stock previously issued to Physicians Insurance Company of Ohio.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of the copies of such reports furnished to us during the two fiscal years ended December 31, 1999, our officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements except Mr. Morgan who has filed one late report, Mr. Juska who has filed one late report and Mr. Kreutzjans who has filed two late reports.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

TO OUR STOCKHOLDERS:

In October 1997, the Board established a Compensation Committee for administering our executive compensation programs. Prior to that time, the entire Board was generally responsible for administering the programs. The Compensation Committee also assumed responsibility for administering our Option Plans from our Incentive Stock Committee.

COMPENSATION PHILOSOPHY

Our executive compensation program is intended to attract, develop, reward and retain quality management talent. It is our philosophy that executive compensation should recognize an individuals' contribution to us and be competitive with compensation offered by other computer software and service companies. To further align executive officers' interests with those of the stockholders, our executive compensation program also relies on stock option awards.

COMPENSATION COMPONENTS

The components of our executive compensation program are as follows: base salary, bonus and stock option awards.

BASE SALARY. In 1997 the Board determined the base salaries of Messrs. Porter and Juska upon their employment with us. The Board has established annual increases to base salaries to be paid to our executive officers. In setting each increase, the Committee takes into account several factors such as an individual's experience, responsibilities, management and leadership abilities and job performance in the prior year.

BONUS. We do not have a formal bonus program; however, the Board may, at its discretion, award bonuses based on our performance and individual merit. Except for Messrs. Juska and Klein, none of our executives, including our Chief Executive Officer, received a bonus during 1999.

STOCK OPTIONS. The Board believes stock options are a key long-term incentive vehicle because they provide executives with the opportunity to acquire or increase an equity interest in us and to share in the appreciation of the value of our common stock. Stock option grants, therefore, directly align the executive's interest with those of the stockholders.

Stock options are granted to the executive officers and other key managers by our Compensation Committee (formerly our Incentive Stock Committee) under our Incentive Stock Option Plan generally every 12 months. Options are generally granted with a three year vesting and a five year exercise period in order to encourage executives and managers to take a long-term view of the impact of their individual contributions to us. In determining the number of options to be awarded to each individual, the Committee considers the executive's level of management responsibility and potential impact on our profitability and growth. During the 1999 fiscal year, options were granted to our Chief Executive Officer, Chief Operating Officer, Chief Technology Officer, and Chief Financial Officer at an option price equal to the fair market value of our stock on the date of grant.

CHIEF EXECUTIVE OFFICER COMPENSATION

The Board established 1997 compensation of Jim R. Porter, our Chief Executive Officer, based upon his employment agreement which initially established his annual base salary. Mr. Porter agreed to defer receipt of payment of his 1997 salary initially until May 1998. On June 22, 1998, the Board and Mr. Porter agreed that he would accept shares of common stock at market price in lieu of previously deferred and future cash compensation. On June 16, 1999, the Board and Mr. Porter agreed that effective October 1, 1999, he would be compensated in cash instead of shares of common stock.

         Ronald Langley    Timothy K. Krauskopf    Kenneth J. Slepicka

COMPARATIVE CUMULATIVE SHAREHOLDER RETURN

We commenced trading of our common stock on the Nasdaq National Market on September 23, 1999 under the symbol HYPR. Concurrent with the listing on the Nasdaq National Market, trading in our common stock on the American Stock Exchange under the symbol PQT was suspended. Therefore, the graph presented below, comparing the five year cumulative total return of HyperFeed Technologies, Inc., the AMEX Market Value index, and the Standard & Poor's Computer Software index from December 31, 1994 to December 31, 1999, also compares the Nasdaq US index and the Nasdaq Computer & Data Processing Services Stocks index for the same period of time. Total return is based on an assumed investment of $100 on December 31, 1994.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

FIVE YEAR TOTAL RETURN
                                                                                                              Nasdaq Computer & Data
                             HYPR  AMEX Market Value Index  S&P Computer Software Index  Nasdaq US Index  Processing Services Stocks
1994                      $100.00                  $100.00                      $100.00          $100.00                     $100.00
1995                    $1,058.33                  $128.68                      $140.30          $141.33                     $152.28
1996                      $158.33                  $130.73                      $217.94          $173.89                     $187.95
1997                       $66.67                  $163.50                      $303.51          $213.07                     $230.90
1998                      $141.67                  $175.49                      $550.46          $300.25                     $412.23
1999                      $308.33                  $224.19                    $1,014.47          $542.43                     $871.27

                                           1994       1995       1996       1997       1998       1999
                                         --------   --------   --------   --------   --------   --------
HYPR...................................   100.00    1,058.33    158.33      66.67     141.67      308.33
AMEX Market Value Index................   100.00      128.68    130.73     163.50     175.49      224.19
S&P Computer Software Index............   100.00      140.30    217.94     303.51     550.46    1,014.47
Nasdaq US Index........................   100.00      141.33    173.89     213.07     300.25      542.43
Nasdaq Computer & Data Processing
  Services Stocks......................   100.00      152.28    187.95     230.90     412.23      871.27

ANNUAL REPORT

Our annual report to stockholders for the fiscal year ended December 31, 1999, including financial statements, accompanies this Proxy Statement. However, no action is proposed to be taken at the meeting with respect to the annual report, and it is not to be considered as constituting any part of the proxy soliciting material.

STOCKHOLDER PROPOSALS

From time to time stockholders may present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at the annual meeting. To be considered, proposals must be submitted on a timely basis. We must receive proposals for the 2001 stockholders' meeting no later than December 15, 2000. Any such proposals, as well as any questions related thereto, should be directed to our Secretary.

OTHER MATTERS

Management knows of no other business likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the form of proxy or their substitute will vote said proxy according to their best judgment.

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 1999 is available without charge to stockholders upon written request to our Chief Financial Officer.

                                          By order of the Board of Directors

                                          [SIGNATURE]

                                          JOHN E. JUSKA
                                          CHIEF FINANCIAL OFFICER AND CORPORATE
                                          SECRETARY

                                     PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS HYPERFEED TECHNOLOGIES, INC.
300 SOUTH WACKER DRIVE
CHICAGO, ILLINOIS 60606

THE UNDERSIGNED HEREBY APPOINTS JIM R. PORTER AND JOHN E. JUSKA AS PROXIES, EACH WITH THE POWER TO APPOINT A SUBSTITUTE, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE, AS DESIGNATED BELOW, ALL THE COMMON STOCK OF HYPERFEED TECHNOLOGIES, INC. HELD OF RECORD BY THE UNDERSIGNED ON MARCH 29, 2000 AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2000 OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(1)  ELECTION OF DIRECTORS
     / /  FOR all nominees listed below (except as marked to the     / /  WITHHOLD AUTHORITY to vote for all nominees listed
          contrary below)                                                 below.

    Jim R. Porter, Louis J. Morgan, Ronald Langley, John R. Hart, Timothy K.
                Krauskopf, Kenneth J. Slepicka, John L. Borling
INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT
                  NOMINEE'S NAME IN THE SPACE PROVIDED BELOW:

--------------------------------------------------------------------------------

(2)  Amendment of the 1999 Combined Incentive and Non-Statutory Stock Option
     Plan.
     / / FOR       / / AGAINST       / / ABSTAIN
(3)  The approval and ratification of KPMG LLP as our independent auditors for
     2000.
     / / FOR       / / AGAINST       / / ABSTAIN
(4)  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                  (CONTINUED, AND TO BE SIGNED ON OTHER SIDE)

THIS PROXY WHEN PROPERLY ENDORSED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES. AND FOR PROPOSALS NUMBER 2 AND 3.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. FOR JOINT ACCOUNTS, ALL TENANTS SHOULD SIGN. IF SIGNING FOR AN ESTATE, TRUST, CORPORATION, PARTNERSHIP OR OTHER ENTITY, TITLE OR CAPACITY SHOULD BE STATED.

                                              DATED: ____________________ , 2000

                                              __________________________________
                                                          Signature

                                              __________________________________
                                                  Signature if held jointly

               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                  PROMPTLY USING THE ENCLOSED RETURN ENVELOPE